Exhibit 99.1

Sharon AI Announces Nasdaq Listing and Pricing of $125 Million U.S. Initial Public Offering

NEW YORK, NY — February 18, 2026 — (BUSINESS WIRE) — SharonAI Holdings Inc. and its subsidiaries (“Sharon AI” or the “Company”), a leading Australian Neocloud, today announced the pricing of its initial public offering (the “Offering”) in the United States of 4,166,666 shares of its Class A Ordinary Common Stock (the “Common Stock”) at a public offering price of $30.00 per share, for total gross proceeds of approximately $125 million, before deducting underwriting discounts and commissions and other offering expenses. The Company intends to use the net proceeds from the Offering to acquire additional GPU focused equipment and for working capital and other general corporate purposes.

The Offering was led by funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and Two Seas Capital LP with significant participation from several other leading institutional investors.

All of the shares of Common Stock to be sold in the Offering will be sold by the Company. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 625,000 shares of its Common Stock at the public offering price less the underwriting discounts and commissions. The shares of the Company’s Common Stock are expected to begin trading today, February 18, 2026, on the Nasdaq Capital Market under the ticker symbol “SHAZ.” The Offering is expected to close on or about February 19, 2026, subject to the satisfaction of customary closing conditions. Prior to listing on the Nasdaq Capital Market, the Company’s Common Stock traded on the OTCPK. Shareholders are not required to take any action as a result of the uplisting.

Lucid Capital Markets is acting as the sole book-running manager for the Offering.

A registration statement on Form S-1 (File No. 333-292398) relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on February 17, 2026. The Offering is being made only by means of a prospectus. A preliminary prospectus related to the Offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus will be filed with the SEC. Copies of the final prospectus related to the Offering may also be obtained, when available, by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sharon AI

Sharon AI is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information. For more information, visit www.sharonai.com.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the anticipated listing on the Nasdaq Capital Market and completion of the Offering. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Receipt and use of proceeds;

●	Acceleration of the deployment of assets;

●	Acceleration of Sharon AI’s ability to engage with additional potential customers;

●	Expansion of Sharon AI’s data center footprint;

●	The firming of Sharon AI’s ability to formally lease additional capacity; and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Registration Statement on Form S-1 declared effective by the SEC on February 17, 2026. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contacts

Sharon AI Media Enquiries:

Rosalyn Christian/Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com